UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 3, 2007
DATASCOPE CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-6516	13-2529596

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14 Philips Parkway
Montvale, New Jersey	07645-9998

(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (201) 391-8100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective April 3, 2007, Scott Kantor resigned as Chief Financial Officer of Datascope Corp. (the “Company”) to pursue other opportunities. In connection with the resignation, the Company and Mr. Kantor entered into a letter agreement and an Agreement and General Release (together, the “Agreements”).
Pursuant to the Agreements, the Company will pay Mr. Kantor severance equal to his base salary prior to the termination of his employment of $250,000, less deductions, over a period of one year from April 3, 2007. The Company will continue to provide medical benefits for a period of one year from April 3, 2007 or until Mr. Kantor commences full-time employment, whichever is sooner.
On April 3, 2006, the Board of Directors of the Company elected Henry Scaramelli as Acting Chief Financial Officer of the Company. Mr. Scaramelli, 53, has been employed by the Corporation as Corporate Vice President and Controller from September 2003 to the present, a position he will continue to hold. From June 2004 to the present, Mr. Scaramelli has served as Acting Vice President of Finance for the Interventional Products Division and InterVascular, Inc. From July 2002 to August 2003, Mr. Scaramelli served as Group Vice President, Finance for the Cardiac Assist Division and InterVascular, Inc. From October 1996 to June 2002, Mr. Scaramelli served as Vice President, Finance for the Cardiac Assist Division.
On April 4, 2007, the Company issued a press release announcing the matters discussed above. The press release is attached as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits
99.1	Press release dated April 4, 2007 issued by Datascope Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASCOPE CORP.

Registrant

By:	/s/ Fred Adelman
Vice President,
Chief Accounting Officer
Dated: April 6, 2007

EXHIBIT INDEX
99.1	Press release dated April 4, 2007 issued by Datascope Corp.